Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made effective this 9th day of September, 2013.

BETWEEN:

          STEPHEN MOSELEY, of 737 Salem Circle, Paris, Tennessee 38242,

          ("Moseley")

                                                               OF THE FIRST PART

AND:

          LISBOA LEISURE, INC., a company incorporated pursuant to the laws of Nevada with an office located at H 16/B, Adsulim, Benaulim, Goa, India, 403716;

          ("Lisboa")

                                                              OF THE SECOND PART

WHEREAS:

A. Moseley is the owner of certain assets more particularly described in Schedule "A" hereto (collective the "Assets") that are used in conjunction with the production, marketing, and sale of the crop surfactant currently known as "GroGenesis" and previously referred to as "Agriboost" (collectively, "the Assets");

B. Moseley has agreed to sell and transfer the Assets to Lisboa and Lisboa has agreed to purchase the Assets from Moseley upon the following terms and conditions; and

C. Upon execution of this Agreement, Lisboa will forthwith incorporate a new company (the "Subsidiary") that will act as a subsidiary for the operation of the plant growth enhancement product manufacture and sales business contemplated by this Agreement and will own the Assets.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1. MOSELEY'S REPRESENTATIONS

Moseley represents and warrants to Lisboa now and at the Closing Date that:
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     (a)  Moseley has good and sufficient right and authority to enter into this
          Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the Assets to the Subsidiary;

     (b) the performance of this Agreement will not be in violation of any Agreement to which Moseley is a party, whether written or verbal, and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Moseley and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Assets;

     (c) Moseley has good and marketable title to the Assets, all of which are free and clear of all liens, charges and encumbrances, and are in the possession of or under the control of Moseley;

     (d) there has been no act of God, damage, destruction, loss, labour disruption or trouble, or other event (whether or not covered by insurance) materially and adversely affecting any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of Moseley's business operations;

     (e) Moseley holds, and shall transfer to the Subsidiary at the Closing Date, all permits, licences, registrations, and authorizations necessary to own and operate the Assets and carry on its business;

     (f) Moseley has not, directly or indirectly, engaged or entered into any transaction or incurred any liability or obligation which might materially and adversely affect any of the Assets;

     (g) there is no indebtedness of Moseley to any person which might, by operation of law or otherwise, now or hereafter constitute or be capable of forming an encumbrance upon any of the Assets and there is no indebtedness of any kind whatsoever relating to the business in respect of which the Subsidiary may become liable on or after the Closing Date;

     (h) no action, suit, judgment, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or governmental authority is in process, or pending or threatened, against or relating to Moseley's Assets and no state of facts exists which could constitute the basis therefor;

     (i) all tangible rights, assets and properties comprising the Assets are free from material defect, are in good condition and repair and (where applicable) are in proper working order, having regard to the use and age thereof;

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     (j)  there is no written, oral or implied agreement, option, understanding or commitment or any right or privilege capable of becoming any of the same, for the purchase from Moseley of his Assets, other than purchase orders accepted by Moseley in the usual and ordinary course of the operation of his business; and

     (k) none of the Assets is in any respect infringing the right of any person under or in respect of any patent, design, trade mark, trade name, copyright or other industrial or intellectual property.

2. LISBOA'S REPRESENTATIONS

Lisboa represents and warrants to Moseley now and at the Closing Date that:

     (a) Lisboa is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and is a United States reporting company; and

     (b) Lisboa is in good standing with the U.S. Securities & Exchange Commission (the "Commission"). All of Lisboa's filings submitted to the Commission are true and accurate as at the date of such filing; and

     (c) Lisboa has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.

3. EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of Moseley and Lisboa (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Assets by Lisboa.

4. PURCHASE AND SALE OF ASSETS

For the mutual valuable consideration set forth in this paragraph, the Parties hereby agree as follows:

4.1 Forthwith upon execution of this Agreement, Lisboa shall take steps to incorporate the Subsidiary.

4.2 Moseley hereby agrees to sell and transfer to the Subsidiary a 100% right, interest, and title to the Assets in consideration of Lisboa issuing to Moseley, or any other parties designated by Moseley, an aggregate of 5,000,000 post-split shares of restricted common stock in the capital of Lisboa;

4.3 The Parties hereby agree that they will cause the Subsidiary to execute a consulting agreement with Moseley in the form attached hereto as Schedule "B" (the "Consulting Agreement") on the Closing Date.

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5. CLOSING

The sale and purchase of the Assets shall be closed at Paris, Tennessee on October 15, 2013 or on such other date or at such other place as may be agreed upon by the parties (the "Closing Date" or "Closing").

6. ACTIONS BY THE PARTIES PENDING CLOSING

From and after the date hereof and until the Closing Date, the Parties covenant and agree that:

     (a) Lisboa, and its authorized representatives, shall have full access during normal business hours to all documents of Moseley relating to the Assets and shall have full access to inspect the Assets, and Moseley shall furnish to Lisboa or its authorized representatives all information with respect to the Assets as Lisboa may reasonably request;

     (b) Moseley, and his authorized representatives, shall have full access during normal business hours to all documents relating to Lisboa's affairs that Moseley may reasonably request; and

     (c) Moseley shall not enter into any contract or commitment to purchase or sell any interest in the Assets without the prior written consent of Lisboa.

7. CONDITIONS PRECEDENT TO MOSELEY'S OBLIGATIONS

Each and every obligation of Moseley to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by Moseley:

     (a) The representations and warranties made by Lisboa in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

     (b) Lisboa shall have completed a forward split of its common stock such that every share of pre-split common stock shall be exchanged for 25 post-split shares of common stock;

     (c) Lisboa shall have changed its name to "GroGenesis, Inc.", or such other name acceptable to Moseley;

     (d)  Lisboa shall deliver to Moseley:

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          (i)  a copy of resolutions of Lisboa's Board of Directors authorizing the execution of this Agreement, the acquisition of the Assets, and the appointment of Moseley as a director of Lisboa in place of Maria Fernandes;

          (ii) copies of the incorporation documents for the Subsidiary, along with executed minutes or resolutions appointing Moseley as the initial director of the Subsidiary;

          (iii) a share certificate representing 5,000,000 post-split shares of common stock in the capital of Lisboa issued in the name of Moseley, or any other nominees that Moseley designates; and

          (iv) a copy of a current report on Form 8-K that includes pro forma financial statements showing Lisboa's financial position upon completion of its acquisition of the Assets; and

          (v)  an executed copy of the Consulting Agreement.

8. CONDITIONS PRECEDENT TO LISBOA'S OBLIGATIONS

Each and every obligation of Lisboa to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by Lisboa:

     (a) The representations and warranties made by Moseley in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date; and

     (b)  Moseley shall deliver to Lisboa

          (i) a bill of sale evidencing the sale and transfer of title to the Assets to the Subsidiary; and

          (ii) a signed consent to act as a director of Lisboa Leisure Inc.; and

          (iii) an executed copy of the Consulting Agreement.

9. FURTHER ASSURANCES

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

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10. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

11. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

12. TITLES AND RECITALS

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only. The Parties intend the recitals to this Agreement to be binding and effective terms of this Agreement.

13. SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. APPLICABLE LAW

The situs of the Agreement is Paris, Tennessee, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the State of Tennessee. The parties agree to attorn to the jurisdiction of the Courts of the State of Tennessee.

15. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                          LISBOA LEISURE INC.


/s/ Stephen Moseley                       per: /s/ Maria Fernandes
-------------------------------                ---------------------------------
STEPHEN MOSELEY                                Authorized Signatory

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                                  SCHEDULE "A"

             TO THAT CERTAIN AGREEMENT MADE AS OF SEPTEMBER 9, 2013
                 BETWEEN STEPHEN MOSELEY AND LISBOA LEISURE INC.

List of Assets:

1. 2 x 1400 gallon stainless steel tanks
2. 1 x 800 gallon aluninum tank
3. Tank agitators.
4. Pumps
5. Hydraulic lines and fittings
6. Shipping containers


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                                  SCHEDULE "B"

             TO THAT CERTAIN AGREEMENT MADE AS OF SEPTEMBER 9, 2013
                 BETWEEN STEPHEN MOSELEY AND LISBOA LEISURE INC.


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                              CONSULTING AGREEMENT

THIS AGREEMENT dated as of the o, 2014.

BETWEEN:

          GROGENESIS INC., a company incorporated pursuant to the laws of USA, an office located at 8810 Hwy 79 North, Springville, Tennessee, 38256;

          (the "Company")

AND:

          STEPHEN MOSELEY, having an address at 737 Salem Circle, Paris, Tennessee 38242;

          (the "Consultant")

WHEREAS:

A. THE COMPANY WISHES TO OBTAIN THE SERVICES OF THE CONSULTANT AS MANAGER - SALES AND MANUFACTURING, WHO WILL BE INVOLVED IN THE PRODUCTION, MARKETING, AND SALES OF THE COMPANY'S PRODUCTS; AND

B. THE CONSULTANT IS QUALIFIED TO UNDERTAKE THE DUTIES OUTLINED IN THIS
AGREEMENT.

     THEREFORE in consideration of the foregoing recitals and of the mutual promises, covenants and agreements hereinafter set forth, the parties promise, covenant and agree that:

1.0 CONSULTANCY

     1.1  Position

     1.1.1 The Company hereby retains the Consultant as Manager - Sales and Manufacturing, to provide services in relation to the production, marketing, and sales of the Company's products.

     1.2  Term

     1.2.1 The term of this Agreement shall commence on the date that GroGenesis Inc. ("GroGenesis"), the parent corporation of the Company, raises a minimum sum of US$500,000 for the Company's operations and shall continue until it is terminated in accordance with this Agreement.

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     1.3  Duties

     1.3.1 The Consultant shall perform such duties and render such services as and when prescribed by the Board of Directors of the Company or GroGenesis (the "Boards") and in accordance with such instructions and directions of the Board as are lawfully assigned or communicated to him and as are consistent with the position of President and of manager of operations. The Consultant shall perform such duties on behalf of Company and, as directed by the Board.

     1.3.2 The Consultant understands that the Consultant is retained on a full-time basis with Company. Throughout the term of this Agreement, the Consultant shall:

          (a) diligently, honestly and faithfully serve Company and shall use his best efforts to promote and advance the interests and goodwill of Company;

          (b) conduct himself at all times in a manner which is not prejudicial to Company interests;

          (c) except as permitted in this Agreement or authorized by the Board in writing, devote all of his business time to the business and affairs of Company;

          (d) refrain from engaging in any activity which shall in any manner, directly or indirectly, compete with the trade or business of Company; and

          (e) without the consent in writing of the Board, not acquire, directly or indirectly, any interest in a firm, partnership, association or corporation, the business and operations of which in any manner, directly or indirectly, compete with the trade or business of Company other than publicly traded stocks representing not more than 10% of any such firm, partnership, association or corporation.

     1.3.3 The Company hereby acknowledges that the Consultant has been involved in the sale of surfactants prior to the date of this Agreement and that the Consultant shall maintain the right to sell such products to these existing clients, as listed on SCHEDULE "A" to this Agreement, and shall have the sole right to the profit from such sales in the future, based on the product pricing structure to be sold to Consultant per Pricing Matrix table attached as SCHEDULE "B" to this Agreement.

2.0 REMUNERATION

     2.1  Salary

     2.1.1 During the currency of this Agreement, the Company shall pay to the Consultant a monthly salary of $5,000 (the "Salary") for all hours worked. The Salary shall be payable monthly in advance.

     2.1.2 The Company shall have the right to deduct and withhold from the Consultant's compensation any amounts required to be deducted and

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          remitted under any applicable local, domestic or other laws of general application to the consultancy relationship. The Consultant shall have the right to charge the company any applicable taxes.

     2.2  Reimbursement of Expenses

     2.2.1 The Company shall reimburse the Consultant for all reasonable travel, promotional and other business expenses actually and properly incurred by the Consultant in the performance of his duties for the Company.

3.0 TERMINATION OF CONSULTANCY

     3.1  Termination by Consultant

     3.1.1 The Consultant may terminate this Agreement by giving 90 days written notice of resignation to Company. At the time the Consultant provides the Company with notice of resignation, or at any time thereafter, the Company shall have the right to elect to terminate the this Agreement at any time prior to the end of the effective date of the Consultant's resignation, and upon such election, shall provide to the Consultant a lump sum equal to 30 days of the Salary or to such proportion of the 30 days that remain outstanding at the time of the election and shall continue to provide only those benefits that Company is permitted or able to provide under the applicable rules of the relevant plans for the lesser of 30 days or the period of time that remains outstanding at the time of the Company's election.

     3.2  Termination by Company Without Cause

     3.2.1 The Company may immediately terminate this Agreement without cause at any time by providing the Consultant with a written notice of termination together with a lump sum payment in an amount equal to six month's Salary.

     3.2.2 The Consultant agrees that the Consultant shall not be entitled, to any remuneration, compensation or other benefits other than those expressly provided for in this Agreement.

     3.3  Termination by Company for Just Cause

     3.3.1 Notwithstanding any other provision of this Agreement, the Company may on written notice to the Consultant immediately terminate this Agreement with the Company at any time for "cause", without notice or payment in lieu of notice or any other form of compensation, severance pay or damages.

     3.3.2 For the purposes of this Agreement, "cause" has the meaning commonly ascribed to the phrase "cause" or "just cause for termination" in the courts of the State of Tennessee , and without limiting the foregoing, includes any of the following acts or omissions:

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          (a)  the wilful failure of the Consultant to follow the instructions of the Company;

          (b) the wilful failure of the Consultant to perform the reasonable duties assigned to him by the Company;

          (c) the Consultant's misconduct, dishonesty, or any material violation of the Company's policies and procedures in effect from time to time;

          (d) the material breach or non-observance of any of the provisions of this Agreement by the Consultant;

          (e)  any breach of Sections 4.0 and 5.0 of this Agreement; or

          (f) any conduct of the Consultant which tends to bring him or the Company into disrepute and which is not corrected within a reasonable time after the Company gives written notice to the Consultant specifying the conduct.

4.0 CONFIDENTIALITY AND OWNERSHIP OF COMPANY PROPERTY

     4.1  Confidential and Proprietary Information

     4.1.1 The Consultant acknowledges that, by reason of the Consultant's position with the Company, the Consultant will have access to Confidential and Proprietary Information, as hereinafter defined, of the Company, that the Company has or will spend time, effort and money to develop and acquire.

     4.1.2 The term "Confidential and Proprietary Information" as used in this Agreement means all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof) whether prepared, conceived or developed by an Consultant or agent of the Company (including the Consultant) or received by the Company from an outside source which is maintained in confidence by the Company or any of its customers. Without limiting the generality of the foregoing, Confidential and Proprietary Information includes information of the Company pertaining to:

          (a) business improvements and processes; marketing and selling plans; business opportunities, plans (whether pursued or not) and budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of Consultants; the identities of clients and potential clients, customers and potential customers (collectively, "Customers"); the identities of contact persons at Customers; the preferences and needs of Customers; information regarding sales calls, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how, and other marketing techniques; the identities of key accounts, potential key accounts; the identities of suppliers and Consultants, and all information about those supplier and Consultant relationships; research and development plans or projects, data and reports; computer materials such as programs, instructions,

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               source and object code, and printouts; formulas, inventions, developments and discoveries; and product information, including testing information;

          (b) any information relating to the relationship of the Company with any personnel, suppliers, principals, investors, contacts or prospects of the Company and any information relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such persons; and

          (c) financial information, including the Company's costs, financing or debt arrangements, income, profits, salaries or wages.

     4.1.3 The Consultant acknowledges that the Confidential and Proprietary Information is a valuable and unique asset of the Company and that the Confidential and Proprietary Information is and will remain the exclusive property of the Company.

     4.1.4 The Consultant agrees to maintain securely and hold in strict confidence all Confidential and Proprietary Information received, acquired or developed by the Consultant or disclosed to the Consultant as a result of or in connection with the Consultant's position with the Company. The Consultant agrees that, both during his relationship with the Company and after the termination of this Agreement, the Consultant will not, directly or indirectly, divulge, communicate, use, copy or disclose or permit others to use, copy or disclose, any Confidential and Proprietary Information to any person, except as such disclosure or use is required to perform his duties hereunder or as may be consented to by prior written authorization of the Board. 4.1.5 The obligation of confidentiality imposed by this Agreement shall not apply to information that appears in issued patents or printed publications, that otherwise becomes generally known in the industry through no act of the Consultant in breach of this Agreement, or that is required to be disclosed by court order or applicable law.

     4.1.6 The Consultant understands that the Company has from time to time in its possession information belonging to third parties or which is claimed by third parties to be confidential or proprietary and which the Company has agreed to keep confidential. The Consultant agrees that all such information shall be Confidential and Proprietary Information for the purposes of this Agreement.

     4.1.7 The Consultant represents and warrants that the Consultant has not brought and will not bring with the Consultant to the Company, and that the Consultant has not used and will not use, while performing the Consultant's duties for the Company, any materials or documents of a former company which the Consultant is under a duty not to disclose. The Consultant understands that, while retained by the Company, the Consultant shall not breach any obligation or confidence or duty the Consultant may have to a former Company and the Consultant agrees that the Consultant will fulfil all such obligations during the Consultant's relationship with the Company.

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     4.1.8 The Consultant represents and warrants that the Consultant will not, to the best of the Consultant's knowledge and belief, use or cause to be incorporated in any of the Consultant's work product any information, designs, techniques or know-how which the Consultant or the Company does not have the right to use.

     4.2  Ownership and Disclosure of Discoveries, Ideas and Inventions

     4.2.1 Any new technology, knowledge or information developed by the Consultant related to the business of the Company during the term of this Agreement shall be the exclusive property of the Company to the extent that such technology, knowledge or information is owned by the Consultant.

     4.2.2 The Consultant acknowledges that all Confidential and Proprietary Information and all other discoveries, know-how, inventions, ideas, concepts, processes, products, protocols, treatments, methods, tests and improvements, computer programs, or parts thereof, conceived, developed, reduced to practice or otherwise made by the Consultant either alone or with others, during the course of the Consultant's relationship with the Company pursuant to this Agreement or any previous agreements or arrangements between the Consultant and the Company, whether or not conceived, developed, reduced to practice or made during the Consultant's regular working hours or on the premises of the Company (collectively "Inventions"), and any and all services and products which embody, emulate or employ any such Inventions will be the sole property of the Company and all copyrights, patents, patent rights, trademarks, service marks and reproduction rights to, and other proprietary rights in, each such Invention, whether or not patentable or copyrightable, will belong exclusively to the Company.

     4.2.3 The Consultant represents and warrants that the Consultant does not claim rights in, or otherwise exclude from this Agreement, any Inventions.

     4.2.4 The Consultant shall disclose promptly to the Company, its successors or assigns, any Inventions.

     4.2.5 The Consultant hereby assigns and agrees to assign all his rights, title and interest in the Inventions, to the Company or its nominee.

     4.2.6 Whenever requested to do so by the Company, the Consultant shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain patents or copyrights of Canada, the United States or any foreign country or to otherwise protect the Company's interest in the Inventions and shall assist the Company in every proper way (entirely at the Company's expense, including reimbursement to the Consultant for all expense and loss of income) to obtain such patents and copyrights and to enforce them.

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     4.2.7 The Consultant hereby waives for the benefit of the Company and its successors and assigns any and all moral rights in respect of any Inventions.

     4.3  Delivery of Records

     4.3.1 The Consultant agrees that documents, copies, records and other property or materials made or received by the Consultant that pertain to the business and affairs of the Company, including all Confidential and Proprietary Information and Inventions which is in the Consultant's possession or under the Consultant's control are the property of the Company and that the Consultant will return same and any copies of same to the Company immediately upon termination of this Agreement or at any time upon the request of the Company.

5.0 NON-SOLICITATION

     5.1 During the term of this Agreement and for a period of 36 months following the termination of this Agreement, howsoever arising, the Consultant shall not (unless acting as an Consultant under this Agreement or with the prior written consent of the Board or its nominee):

          (a) call on, solicit, or endeavour to entice away, either directly or indirectly, any person or entity who is, or was a client, customer or potential customer of the Company who the Consultant or his subordinates solicited or serviced on behalf of the Company during the twelve month period immediately preceding the termination of this Agreement; and

          (b) call on, solicit, or endeavour to entice away, either directly or indirectly, any person or entity who is, or was an employee, independent contractor, or consultant of the Company during the twelve month period immediately preceding the termination of this Agreement, to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor for any person or entity other than the Company.

6.0 EQUITABLE RELIEF

     6.1 The Consultant acknowledges that the restrictions contained in Sections 4.0 and 5.0 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that any violation of any provision of those Sections could result in irreparable injury to the Company.

     6.2 The Consultant agrees that, in the event he violates any of the restrictions referred to in Sections 4.0 and 5.0, the Company shall be entitled to such injunctive relief or other remedies at law or in equity which the Court deems fit.

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7.0 RIGHT TO USE THE CONSULTANT'S NAME AND LIKENESS

     7.1 The Consultant hereby grants to the Company, during the term of the Consultant's term with the Company, the right to use the Consultant's name, likeness and biography in connection with the Consultant's services under this Agreement and in connection with the advertising or exploitation of any project with respect to which the Consultant performs his services for the Company.

8.0 GENERAL

     8.1  No Derogation of Obligations at Law

     8.1.1 Nothing in this Agreement is intended to limit or otherwise affect the duties and obligations of the Consultant to the Company existing at common law or in equity whether during, or after the termination of, this Agreement.

     8.2  Waiver

     8.2.1 No consent or waiver, express or implied, by any party to this Agreement or any breach or default by any other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party's performance or in the terms, covenants or conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

     8.3  Survival of Provisions

     8.3.1 The Company and the Consultant expressly acknowledge and agree that the provisions of this Agreement, which by their express or implied terms extend beyond the termination of the Consultant's relationship hereunder, or beyond the termination of this Agreement, shall continue in full force and effect notwithstanding the termination of the this Agreement for any reason.

     8.4  Notices

     8.4.1 Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall, if to the Company, be personally delivered, emailed or mailed by registered mail, postage prepaid, to its address set out on the first page of this Agreement and, if to the Consultant, to the home address of the Consultant on the Company's records. Any notice shall be deemed to have been received if delivered or sent by email, when delivered or emailed, and if mailed, on the third day (excluding Saturdays, Sundays and holidays) after the mailing thereof. If normal mail service is

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
          interrupted the sender shall deliver such notice in order to ensure prompt receipt thereof.

     8.4.2 Each party to this Agreement may change its address for the purpose of Section 8.4.1 by giving written notice of such change in the manner provided for in Section 8.4.1.

     8.5  Applicable Law

     8.5.1 This Agreement shall be governed by and construed in accordance with the laws of Ontario including the laws of Canada applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby attorn and agree to submit to the jurisdiction of the courts of Ontario, Canada.

     8.6  Currency

     8.6.1 Unless otherwise indicated, all funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

     8.7  Severability

     8.7.1 If any provision of this Agreement for any reason is declared invalid, such declaration shall not affect the validity of any remaining portion of the Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     8.8  Entire Agreement

     8.8.1 This Agreement constitutes the entire Agreement between the parties hereto in relation to the subject matter hereof and there are no representations or warranties, express or implied, statutory or otherwise other than those set forth in this Agreement. This Agreement supersedes any prior agreements, written or oral in respect of the Consultant's relationship with the Company, and any such prior agreements are hereby terminated and cancelled.

     8.9  Amendment

     8.9.1 This Agreement cannot be amended or supplemented except by a written Agreement executed by all parties hereto.

     8.10 Counterpart

     8.10.1 This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

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
     8.11 Enurement

     8.11.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, personal representatives and permitted assigns.


IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date set out on the first page of this Agreement.


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
                                  SCHEDULE "A"

                  TO THAT CERTAIN AGREEMENT MADE AS OF O, 2014
                         BETWEEN STEPHEN MOSELEY, AND O

The following is a list of existing clients of Stephen Moseley that are referred to in the Agreement:

STEVE MOSELEY'S CUSTOMER LIST
1   AJ Teal                                     28   Larry Williams
2   Andy Wengred                                29   Latham Farms
3   Arzo Farms                                  30   Mark Shrewsberry
4   Barry Newsome                               31   Maxwell View Farms
5   Billy Cobb                                  32   Mike Poole
6   Brandon Taul                                33   Neil Stivers
7   Charles Neal                                34   Nelson Hoover
8   Clayton Bloodworth                          35   Ralph Smith
9   Craig Carraway                              36   Randy Baldwin
10  Dennis Holubec                              37   Randy Louiso
11  Derrick Woods                               38   Ray Murdock
12  Durham Farms                                39   Rob Prewitt
13  Fridy Farms                                 40   Rueben Swarey
14  Gordon Enterprises                          41   Silsby Farms
15  Hal Rodgers                                 42   Springwood LLC
16  Haney Farms                                 43   Steve Carraway
17  Iron Horse Farm                             44   Steve Paschall
18  John Livesay                                45   Terry Mabus
19  John Smith                                  46   Terry Warkenton
20  John Wolheter                               47   Tim Bishop
21  K & J Farms                                 48   Todd Harton
22  Keith Davis                                 49   Tony Moran
23  Kemp Farms                                  50   Troy Duncan
24  Kevin Wagler                                51   Vernon Dell
25  Kim Nardelli                                52   William Sulcer
26  L & S Farms Partnership                     53   Wilson Farms
27  Lannis McConnell

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                                  SCHEDULE "B"

           DISTRIBUTOR PRICING MATRIX TABLE AS OF O, JANUARY 1 - 2014

ORDER QUANTITIES                PRICE PER US GALLON
----------------                -------------------

0 - 250 gallons                    $95.00 - USD
251 - 500 gallons                  $90.00 - USD
501 - 1000 gallons                 $85.00 - USD
1001 - And Up                      $75.00 - USD

Note: These prices apply to distributors only. Pricing for direct sales to end users is $135.000 USD per gallon.


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